Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 12, 2013, with respect to the consolidated balance sheet of Evolving Systems, Inc. as of December 31, 2012, and the related consolidated statement of operations, statement of comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, incorporated by reference in this registration statement on Form S-8.

/s/ FRIEDMAN LLP

East Hanover, New Jersey
September 06, 2013

APPENDIX 10B